Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Lithium Americas Corp. of our report dated March 19, 2026 relating to the financial statements of Lithium Americas Corp., which appears in Lithium Americas Corp.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

June 26, 2026

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